U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 1, 2013
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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

736 East Braeburn DrivePhoenix, Arizona 85022
(Address of principal executive offices)

(928) 251-4044
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, “we”, “us”, “our”, “Bonanza”, “Company” or “our Company” refers to Bonanza Goldfields Corporation.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2013, Bonanza Goldfields Corporation entered into an asset purchase agreement with Gunner Gold, LLC. Pursuant to the terms of the asset purchase agreement, Gunner Gold, LLC has agreed to purchase certain assets and assume certain liabilities from Bonanza Goldfields Corporation for a purchase price of 4,000,000 units of Gunner Gold, LLC stock valued at $4,000,000 and $663,000 in cash that will be used to pay debts of the Company over a period of time and would retire all of the debt owed to Tonaquint, Inc.

The asset purchase agreement contains customary representations, warranties, covenants and indemnification provision. Subject to the satisfaction of customary closing conditions set forth in the asset purchase agreement, Bonanza Goldfields Corporation expects the acquisition to close on August 31, 2013.

None of Bonanza Goldfields Corporation directors or officers or any associate of any such director or officer has any material relationship with Gunner Gold, LLC.

The asset purchase agreement has been filed as Exhibit 10.17 to this report to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the asset purchase agreement. The asset purchase agreement contains representations and warranties that the parties to the asset purchase agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the asset purchase agreement.

In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the asset purchase agreement or as of such other date or dates as may be specified in the asset purchase agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the asset purchase agreement, which subsequent information may or may not be fully reflected in Bonanza Goldfields Corporation public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item  9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.17	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bonanza Goldfields Corp.
Registrant
Date: August 1, 2013	By:	/s/ Michael Stojsavljevich
Michael Stojsavljevich
Chief Executive Officer

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